UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Restructuring, as described in its Current Report on Form 8-K that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2011, on July 7, 2011, the Company executed a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPM Securities” and together with JPMCB, the “JPMorgan Bank Parties”), The Catalyst Capital Group Inc. (on behalf of the funds managed by it) (“Catalyst”), Cyrus Capital Partners, L.P. (“Cyrus”) and Owl Creek Investments I, LLC (“Owl Creek” and, together with Catalyst and Cyrus, collectively, the “Steering Group Commitment Parties” and, together with the JPMorgan Bank Parties, the “Commitment Parties”) in which (i) the Steering Group Commitment Parties committed to provide a $175.0 million senior secured first-out term facility (the “First-Out Facility”) and a $225.0 million senior secured last-out term facility (the “Last-Out Facility” and, together with the First-Out Facility, the “ABL Facility”), and (ii) JPM Securities agreed to structure and arrange the ABL Facility and use commercially reasonable efforts to syndicate the Last-Out Facility. The proceeds of the ABL Facility will be used to refinance the Company’s current asset-backed securitization facility (the “Existing ABS Facility”), to cash collateralize letters of credit outstanding under the Existing ABS Facility, to provide working capital and for other general corporate purposes. The Commitment Letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Under the Commitment Letter, (i) each Steering Group Commitment Party committed, severally and not jointly, to provide $58.33 million of the First-Out Facility, and (ii) each Steering Group Commitment Party committed, severally and not jointly to provide up to $75.0 million of the Last-Out Facility (the “Last-Out Backstop Commitment”), in each case subject to satisfaction (or waiver) of certain conditions precedent.

The Company is working with JPM Securities to syndicate a portion of the Last-Out Facility. Under the ABL Facility, JPMCB will be both the administrative agent (in such capacity, the “Agent”) and collateral agent.

Pursuant to the terms of the ABL Facility, YRC Inc., USF Holland Inc. and USF Reddaway Inc. (each a subsidiary of the Company and each, an “Originator”) will each sell, on an ongoing basis, all accounts receivable originated by that Originator to a newly formed, special purpose, bankruptcy remote, direct or indirect subsidiary of the Company, which will be the borrower under the ABL Facility (the “Borrower”). Under the ABL Facility, the Company will be appointed to act as initial servicer of the receivables, but the Company may delegate its duties to each Originator as a subservicer.

The ABL Facility is expected to be provided on the following terms (though the terms on which additional commitments are provided may require changes to the terms set forth below):

•

the ABL Facility will terminate (the “Termination Date”) on the earliest to occur of (i) September 30, 2014 (the “Stated Maturity Date”), and (ii) the declaration or automatic occurrence of termination of the ABL Facility upon the occurrence and continuation of a Termination Event (as defined below);

•

the ABL Facility will be secured by perfected first priority security interests in and liens (subject to permitted liens) upon all accounts receivable (and the related rights) of the Borrower, together with deposit accounts into which the proceeds from such accounts receivable are remitted; the deposit accounts will be subject to control agreements;

•	Availability:

•

the aggregate amount available under the ABL Facility will be subject to a borrowing base equal to 85% of Net Eligible Receivables, plus 100% of the portion of the ABL Facility that has been cash collateralized, minus reserves established by the Agent in its permitted discretion; “Net Eligible Receivables” will mean, as of any day, the outstanding balance of all eligible receivables, and reduced by specified concentration limits and unapplied cash;

•	amounts available under the First-Out Facility will be subject to the available borrowing base and the $175.0 million first-out commitment;

•

at the discretion of the lenders thereunder, loans under the First-Out Facility may be made on the closing date of the ABL Facility in an aggregate principal amount equal to $30.0 million; the remaining amount under the First-Out Facility will be available from time to time thereafter, subject to minimum borrowing limitations and a maximum of 8 borrowings during the term of the First-Out Facility;

•	amounts borrowed under the ABL Facility and repaid may not be reborrowed;

•	Repayment:

•

borrowings under the Last-Out Facility will be made on the closing date of the ABL Facility and will be payable in equal quarterly amounts equal to 1% per annum, with the remaining balance payable on the Termination Date;

•

borrowings under the ABL Facility will be subject to mandatory prepayment to the extent that the outstanding amount under the ABL Facility exceeds the borrowing base; in connection with a mandatory prepayment, amounts will be applied first to cash collateralize any outstanding first-out loans, and second to cash collateralize any outstanding last-out loans; provided that this cash collateral will be released to the Borrower to the extent that the borrowing base shortfall is subsequently cured;

•

prepayments under the First-Out Facility are not permitted on or prior to the first anniversary of the closing date and, thereafter, first-out loans may be prepaid (i) at 101% of the principal amount after the first anniversary and on or prior to the second anniversary of the closing date, and (ii) at par thereafter;

•

loans under the Last-Out Facility may be voluntarily prepaid only upon the termination of commitments under the First-Out Facility and payment in full of all first-out loans thereunder; provided that, notwithstanding the foregoing, loans under the Last-Out Facility may be voluntarily prepaid in full in connection with a replacement term facility upon satisfaction of customary conditions;

•	prepayments under the Last-Out Facility occurring on or before the first anniversary of the closing date are subject to a 1% prepayment penalty;

•	Fees and Interest:

•

interest on outstanding borrowings is payable at a rate per annum equal to the reserve adjusted LIBOR rate (which is the greater of the adjusted LIBOR rate and 1.50%) or the “ABR Rate” (which is the greatest of the applicable prime rate, the federal funds rate plus 0.5%, and the reserve adjusted LIBO rate plus 1.0%), at the Borrower’s option, plus an applicable margin, which, for first-out loans, will equal 7.00% for LIBOR rate advances and 6.00% for ABR Rate advances, and for last-out loans, will equal 8.50% for LIBOR rate advances and 7.50% for ABR Rate advances; interest will be payable in arrears on the first day of each calendar quarter or, in the case of LIBOR rate advances, on the day of the applicable interest period (unless such selected interest periods are greater than three months in duration, in which case interest shall be payable every three months);

•	during the continuance of a Termination Event, the interest rate on outstanding advances will be increased by 2.00% per annum above the rate otherwise applicable;

•	a per annum commitment fee equal to 7.0% per annum on the average daily unused portion of the first-out commitment will be payable quarterly in arrears;

•

loans under the Last-Out Facility will be issued to the lenders thereunder at a price equal to 98.5% of their principal amount; at the election of applicable lenders, this discount may instead be effected in the form of an upfront fee;

•

under the ABL Facility the Company will be required to deposit an aggregate of $90.0 million (the “Escrow Amount”), consisting of a payroll/maintenance escrow and an incentive escrow, into escrow accounts held by JPMCB, as escrow agent pursuant to escrow agreements (the “Escrow Agreements”) reasonably satisfactory to the Agent and the initial lenders; the terms pursuant to which the Escrow Amount may be utilized or released will be set forth in the Escrow Agreements;

•	the Company will provide a customary, unsecured guaranty of the Originators’ recourse obligations under the ABL Facility;

•

certain trucks, other vehicles, rolling stock, terminals, depots or other storage facilities, in each case, whether leased or owned, will be subject to a standstill period in favor of the collateral agent, the administrative agent and the other secured parties under the ABL Facility for a period of 10 business days with respect to the exercise of rights and remedies by the secured parties with respect to those assets under the Company’s other material debt agreements;

•

the ABL Facility will contain certain customary affirmative and negative covenants (subject to certain exceptions, qualifications and materiality thresholds), and certain customary provisions regarding borrowing base reporting and delivery of financial statements; and

•

subject to certain exceptions and materiality qualifiers and grace period, the ABL Facility will contain customary “Termination Events,” including, without limitation, specified minimum consolidated EBITDA, unrestricted cash and capital expenditure trigger events.

Each Steering Group Commitment Parties’ commitment under the Commitment Letter is subject to satisfaction (or waiver) of a number of conditions, including, without limitation:

•	execution and delivery of (i) definitive loan documentation reasonably acceptable to each Lender and the Agent, (ii) the Standstill Agreement, and (iii) the Escrow Agreements;

•	the absence of

•

a material adverse effect on the business, financial condition, operations, properties or financial conditions of (i) the Company and its subsidiaries, taken as a whole, and (ii) the Originators and their subsidiaries, taken as a whole, in each case after giving effect to the transactions contemplated by the Commitment Letter (the “Transactions”);

•	an Incipient Termination Event or Termination Event (each as defined in the Commitment Letter);

•	an “Event of Default” or “Default” of any Specified Debt (as defined in the Commitment Letter);

•	materially adverse litigation against the Company and its subsidiaries;

•

receipt of information affecting the Company, the Borrower or the transactions contemplated by the Commitment Letter that is materially and adversely inconsistent with the information provided to the Commitment Parties, taken as a whole;

•

until the earlier of the successful syndication of the Last-Out Facility and the 60th day following the closing date of the Facilities, a competing offering of any securities or financing of the Company or any of its subsidiaries, subject to specified exceptions;

•

the Agent and, as applicable, the Steering Group Commitment Parties, receiving customary closing deliverables, borrowing base certificate, lien searches, legal opinions, and the payment of fees and expenses payable at closing;

•

prepayment in full of all obligations (other than unasserted contingent indemnity and reimbursement obligations that expressly survive termination) of the Existing ABS Facility (or those obligations have been otherwise satisfied in the discretion of the lenders under the Existing ABS Facility) and termination of commitments thereunder; provided that the letters of credit issued thereunder will be cash collateralized or replaced with other cash collateralized letters of credit;

•	a satisfactory field examination of the Originators and the Borrower;

•

consummation of specified transactions in connection with the restructuring, including, without limitation, the issuance of new convertible secured notes and equity to the lenders under the existing credit agreement of the Company (the “Existing Credit Agreement”) and the amendment and restatement of the Existing Credit Agreement;

•	an unrestricted cash balance of the Company of at least $160.0 million (for this purpose only, including the Escrow Amount);

•	minimum consolidated EBITDA for the most recent twelve month period ending at least 30 days prior to the closing date (on a pro forma basis) of at least $125.0 million;

•	deposit of the Escrow Amount;

•

the Originators and JPMCB, as Agent for the ABL Facility, entering into an intercreditor agreement, with respect to the subordination of the liens securing the subordinated secured loans owed by the Borrower to the Originators on a “silent junior” basis to the Agent’s security interest in the collateral;

•

the Company and the restructured credit facility lenders have entered into satisfactory arrangements with respect to the use of trucks, equipment and properties by the Company and its subsidiaries upon the occurrence of a Termination Event; and

•	the Agent and the lenders have received a reasonably acceptable letter between the Teamster’s National Freight Industry Negotiating Committee (“TNFINC”) and the Company containing specified terms;

The commitment and other obligations of Commitment Parties will automatically terminate unless the Commitment Parties, in their discretion, agree to an extension in writing if the initial borrowing under the Facilities does not occur on or before the earlier of (i) July 22, 2011 and (ii) the refinancing of the Existing ABS Facility, without the use of the Facilities.

Post-Refinancing ABL Availability

The Company expects to improve its liquidity position by the replacement of its Existing ABS Facility with the new ABL Facility described above. As of June 30, 2011, Existing ABS Facility borrowings were approximately $164 million and Existing ABS Facility letters of credit were approximately $65 million, for a total Existing ABS Facility facility usage of approximately $229 million and availability of approximately $9.5 million. The new $400 million ABL Facility described above is expected to have an initial borrowing base of approximately $374 million. The Company expects to draw $255 million under the new ABL Facility to use with cash on hand to repay the Existing ABS Facility borrowings, to cash-collateralize Existing ABS Facility letters of credit, to fund the new ABL Facility closing costs and original issue discount of approximately $24 million and to deposit $90 million into the escrow accounts. Post-refinancing, the Company expects undrawn availability under the new ABL Facility of approximately $119 million.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Commitment Letter, the Company terminated the commitment letter with Morgan Stanley Senior Funding, Inc. relating to an up to $400.0 million asset-based revolving credit facility described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2011.

Item 8.01 Other Events.

On November 1, 2010, ABF Freight System, Inc. (“ABF”) filed a complaint in the U.S. District court for the Western District of Arkansas against several parties, including YRC Inc., New Penn Motor Express, Inc. and USF Holland Inc. (each a subsidiary of the Company and collectively, the “YRC Defendants”) and the International Brotherhood of Teamsters and the local Teamster unions party to the National Master Freight Agreement (“NMFA”) alleging violation of the NMFA due to modifications to the NMFA that have provided relief to the YRC Defendants without providing the same relief to ABF. The complaint seeks to have the modifications to the NMFA declared null and void and seeks damages of $750 million from the named defendants.

On December 17, 2010, the U.S. District Court for the Western District of Arkansas dismissed the complaint. ABF appealed the dismissal on January 18, 2011 to the U.S. Court of Appeals for the 8th Circuit. On July 6, 2011, the Court of Appeals vacated the U.S. District Court’s dismissal of the litigation on jurisdictional grounds and remanded for further proceedings.

The Company believes the allegations are without merit and intends to vigorously defend the claims.

IMPORTANT INFORMATION ABOUT THE RESTRUCTURING

This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that any restructuring will be subject to a number of significant conditions, including, among other things, the satisfaction or waiver of the conditions contained in the definitive agreements related to the restructuring and the lack of unexpected or adverse litigation results. The Company cannot provide you with any assurances that the conditions contained in the definitive agreements related to the restructuring will be satisfied or that the restructuring can be completed in the timeframes required under the Company’s various agreements with its stakeholders. The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different than any description in this Current Report on Form 8-K or that an effort to implement an in-court restructuring would be successful. In addition, even if a restructuring is completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of any restructuring, whether out-of-court or in-court, may have on the Company’s customers’ willingness to ship their products on the Company’s transportation network, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99.1	Commitment Letter, dated July 7, 2011, between the Company and the Commitment Parties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: July 8, 2011	By:	/s/ William L. Trubeck
William L. Trubeck
Interim Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Commitment Letter, dated July 7, 2011, between the Company and the Commitment Parties